Exhibit (d)(1)(iv)

THIRD AMENDMENT

TO

INVESTMENT ADVISORY AGREEMENT

This third amendment (the “Amendment”) to the Investment Advisory Agreement is made as of the 10th day of June, 2010 by and between AQR Funds, on behalf of each Fund listed on Exhibit A, and AQR Capital Management, LLC.

WHEREAS, the parties hereto have entered into an Investment Advisory Agreement dated as of December 4, 2008, as amended and in effect prior to giving effect to this Amendment (the “Agreement”); and

WHEREAS, the parties hereto wish to amend Exhibit A of the Agreement in order to revise the advisory fee for the AQR Emerging Markets Fund and the AQR International Small Cap Fund.

NOW, THEREFORE, for good and adequate consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.     AMENDMENT OF EXHIBIT A. Exhibit A of the Agreement is hereby amended by deleting it in its entirety and replacing it with the Exhibit A attached hereto.

2.     Except as modified hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

AQR CAPITAL MANAGEMENT, LLC

By:	/s/ Bradley Asness
Name: Bradley Asness
Title: Principal & General Counsel

AQR FUNDS

By:	/s/ Nicole DonVito
Name: Nicole DonVito
Title: Vice President

EXHIBIT A

(Amended as of June 10, 2010)

Name of Series	Commencement Date	Advisory Fee Each fee will be based on the average daily net assets of the Fund managed by the Adviser, and calculated as described in Section 6 of the Agreement.
AQR Global Equity Fund	December 31, 2009	0.40% (Class N, I and Y Shares)
AQR International Equity Fund	August 28, 2009	0.45% (Class N, I and Y Shares)
AQR International Small Cap Fund	[—], 2009	0.65% (Class N, I and Y Shares)
AQR Emerging Markets Fund	[—], 2009	0.75% (Class N, I and Y Shares)
AQR Equity Plus Fund	[—], 2009	0.70% (Class N and I Shares)
AQR Small Cap Core Fund	[—], 2009	0.70% (Class N and I Shares)
AQR Small Cap Growth Fund	[—], 2009	0.70% (Class N and I Shares)
AQR Diversified Arbitrage Fund	January 16, 2009	0.70% (Class N and I Shares)
AQR Momentum Fund	July 9, 2009	0.25% (Class L Shares)
AQR Small Cap Momentum Fund	July 9, 2009	0.35% (Class L Shares)
AQR International Momentum Fund	July 9, 2009	0.35% (Class L Shares)
AQR Managed Futures Strategy Fund	January 5, 2009	1.05% (Class N and I Shares)